INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Phantom Fiber Corporation and subsidiaries on Form SB-2/A of (i) our report dated April 14, 2006, that appeared in the Annual Report on Form 10KSB for the year ended December 31, 2005; (ii) and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration statement.

Toronto, Canada	Mintz & Partners LLP
April 20, 2006	Chartered Accountants